Exhibit 10.3(b)
SECOND AMENDMENT TO THE FIRST AMENDED
AND RESTATED LOAN AGREEMENT
          THIS SECOND AMENDMENT TO THE FIRST AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”), dated as of September 25, 2009, by and among MICHAEL BAKER CORPORATION, a Pennsylvania corporation (“MBC”), MICHAEL BAKER, JR., INC., a Pennsylvania corporation (“Michael Baker Jr.”), BAKER/MO SERVICES, INC., a Texas corporation (“Baker/MO”), BAKER/OTS, INC., a Delaware corporation (“Baker/OTS”), BAKER ENGINEERING NY, INC., a New York corporation (“Baker NY”) (MBC, Michael Baker Jr., Baker/MO, Baker/OTS and Baker NY are sometimes individually referred to herein as a “Borrower” and collectively as the “Borrowers”), the Bank parties hereto from time to time and CITIZENS BANK OF PENNSYLVANIA, a banking association organized and existing under the laws of the Commonwealth of Pennsylvania, as administrative agent for the Bank parties hereunder (in such capacity, together with the successors in such capacity, the “Agent”).
W I T N E S S E T H:
          WHEREAS, the Borrowers, the Banks and the Agent entered into that certain First Amended and Restated Loan Agreement dated as of September 17, 2004, as amended by letter agreements dated as of September 30, 2005, December 31, 2005, June 15, 2006, June 20, 2008 and by First Amendment to the First Amended and Restated Loan Agreement dated as of September 1, 2007, as the same may have been further amended from time to time (the “First Amended and Restated Loan Agreement” or the “Existing Credit Agreement”), pursuant to which the Bank parties to the First Amended and Restated Loan Agreement made a revolving credit facility in the maximum aggregate amount of $60,000,000 available to Borrowers and the Swing Line Lender (as defined in the First Amended and Restated Loan Agreement) made a swing line facility in the maximum aggregate amount of $5,000,000 available to the Borrowers;
          WHEREAS, the parties to this Amendment, in their mutual interest, have agreed to amend certain provisions of the First Amended and Restated Loan Agreement and to waive certain Events of Default, all as provided for and upon the terms and conditions set forth in this Amendment; and
          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
     1. Defined Terms. All terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Existing Credit Agreement. The Existing Credit Agreement and this Amendment are to be treated as one agreement and are together referred to hereafter as the “Agreement”.
     2. Recitals. The recitals set forth above are fully incorporated into this Amendment by reference. All references to “Agent” shall refer to Agent in its capacity as agent for the Banks and for the benefit of itself and the Banks and on behalf of itself and the Banks, as provided for and contemplated under the Loan Documents.
     3. Amendment of Certain Defined Terms.
          (a) The following terms contained in Section 1.01 of the Existing Credit Agreement are amended and restated as follows:
               (i) “Agreement” shall mean the First Amended and Restated Loan Agreement entered into by and among the Borrowers, the Banks and the Agent dated as of September 17, 2004, as amended by the First Amendment dated as of the First Amendment Date and the Second Amendment dated as of the Second Amendment Date, as the same may be further amended, modified or supplemented from time to time.
          (b) The following terms shall be inserted in Section 1.01 of the Existing Credit Agreement in the appropriate alphabetical order:
               (i) “Cash Equivalent Investments” shall mean any of the following, to the extent acquired for investment and not with a view to achieving trading profits: (i) direct obligations of the United States of America or any agency thereof, (ii) obligations guaranteed by the United States of America, (iii) prime commercial paper (rated by Moody’s Investors Service at not less than a A-2 and by Standard & Poors at not less than P-2), (iv) certificates of deposit or repurchase agreements issued by any Bank or any commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000), (v) deposit accounts in and banker’s acceptances of, commercial banks, (vi) investments (other than equity investments listed on Schedule 3.18 attached hereto and the loans set forth in Section 6.04(f) below) in any other Borrower or Subsidiary incurred in the ordinary course of business and pursuant to usual and customary terms in the form of advances to such Borrower or Subsidiary; provided, however, that (A) the total amount of all such future advances made by the Borrower to those Subsidiaries which are not Borrowers, minus (B) the total amount of all such advances made by those Subsidiaries which are not Borrowers to the Borrowers shall not, at any time, exceed Fifteen Million and 00/100 Dollars ($15,000,000) and provided, further, that the total amount of all such advances made by the Borrowers to any single Subsidiary that is not a Borrower shall not exceed Ten Million and 00/100 Dollars $10,000,000), (vii) United States of America domiciled Investment Company Act of 1940 Institutional Rule 2a-7 approved money market funds, and (viii) municipal securities which are (A) obligations of a state, territory, or possession of the United States of America that are guaranteed by the United States of America, or (B) pre-refunded.
               (ii) “Second Amendment” shall mean the Second Amendment to the First Amended and Restated Loan Agreement by and among the Borrowers, the Agent and the Banks dated as of the Second Amendment Date.
               (iii) “Second Amendment Date” shall mean September 25, 2009.
     4. Amendment of Section 6.04(e). Subsection (e) of Section 6.04 of the Existing Credit Agreement shall be amended and restated as follows:

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     “(e) Cash Equivalent Investments;
     5. Amendment of Section 6.04(h). Subsection (h) of Section 6.04 of the Existing Credit Agreement shall be amended and restated as follows:
     “(h) other investments in an aggregate amount not to exceed at any time the lesser of (i) Fifteen Million and 00/100 Dollars ($15,000,000) and (ii) fifty percent (50%) of the fair market value of the Borrowers’ Cash Equivalent Investments at the time of calculation.”
     6. Amendment of Section 6.07(d). Subsection (d) of Section 6.07 of the Existing Credit Agreement shall be amended and restated as follows:
     “(d) so long as no Event of Default or Potential Default shall have occurred, a sale or sales (either in one or a series of related transactions) of the capital stock or substantially all of the assets of Baker/OTS, Baker/MO and Michael Baker Global, any of their Subsidiaries or any Subsidiaries of Michael Baker International, including, without limitation, B.E.S. Energy Resources Company, Ltd. and Baker Energy de Venezuela, C.A., , provided that the Net Proceeds received by the Borrowers from the sale of such capital stock or assets are at least Thirty Million Dollars ($30,000,000). In the event that Borrowers sell all or substantially all of the capital stock or assets of Baker/OTS, Baker/MO and/or Michael Baker Global and/or any of their Subsidiaries or any Subsidiaries of Michael Baker International, including, without limitation, B.E.S. Energy Resources Company, Ltd. and Baker Energy de Venezuela, C.A. in accordance with the terms of this subsection (d), the Agent and the Banks shall amend the Agreement and any other Loan Documents to remove Baker/OTS and Baker/MO as “Borrowers” under this Agreement and any other Loan Documents and release Baker/OTS and Baker/MO from any liability or obligation in connection with this Agreement or any of the other Loan Documents.”
     7. Waiver. The Borrowers have advised the Agent and the Banks that during the fiscal periods ended December 31, 2008, March 31, 2009 and June 30, 2009 the Borrower have made investments in securities and obligations that the Borrowers believed were “cash equivalent investments” but which were not permitted by the terms of Subsection (e) of Section 6.04 of the Agreement and as a result an Event of Default has occurred under Section 7.01(e) of the Agreement (the “Existing Default”). The Agent and each of the Banks hereby waive the occurrence of the Existing Default. The foregoing waiver does not constitute a continuing waiver of any provision of the Agreement or any of the other Loan Documents and except as specifically provided above, the Agent and the Banks hereby expressly reserve all rights, remedies, powers, and privileges they have or may have under the Agreement, any of the Loan Documents, or any agreement, document, instrument, or applicable Law or equity.
     8. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     9. Saving Clause. Except as specifically amended or modified by this Amendment, all parties to this Amendment hereby confirm and ratify the Existing Credit Agreement in its

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entirety, including without limitation, the Exhibits, Schedules and Annexes thereto and agree to be bound by the terms thereof.
     10. Fees and Expenses. The Borrower shall pay to the Agent all costs and expenses (including reasonable attorneys fees) incurred by the Agent in connection with the negotiation, execution and delivery of this Amendment.
     11. Authorization. Each individual signing this Amendment on behalf of a legal entity represents that such individual is an authorized representative of such legal entity.
[Signature pages begin on following page]

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SIGNATURE PAGE 1 OF 4 TO THE SECOND AMENDMENT TO THE AMENDED
AND RESTATED LOAN AGREEMENT
          IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Amendment as of the date first above written.

BORROWERS:

MICHAEL BAKER CORPORATION

By: Title:	/s/ Michael J. Zugay Exec. VP and CFO

MICHAEL BAKER, JR., INC.

By: Title:	/s/ Michael J. Zugay Exec. VP and CFO

BAKER/MO SERVICES, INC.

By: Title:	/s/ Michael J. Zugay Exec. VP and CFO

BAKER/OTS, INC.

By: Title:	/s/ Michael J. Zugay Exec. VP and CFO

BAKER ENGINEERING NY, INC.

By:	/s/ Michael J. Zugay
Title:	Exec. VP and CFO

SIGNATURE PAGE 2 OF 4 TO THE SECOND AMENDMENT TO THE AMENDED
AND RESTATED LOAN AGREEMENT

AGENT:

CITIZENS BANK OF PENNSYLVANIA

By: Title:	/s/ John J. Ligday, Jr. Senior Vice President

SIGNATURE PAGE 3 OF 4 TO THE SECOND AMENDMENT TO THE AMENDED
AND RESTATED LOAN AGREEMENT

PNC BANK, NATIONAL ASSOCIATION

By: Title:	/s/ Troy Brown Vice President

SIGNATURE PAGE 4 OF 4 TO THE SECOND AMENDMENT TO THE AMENDED AND RESTATED LOAN AGREEMENT

FIFTH THIRD BANK

By: Title:	/s/ Neil Corry-Roberts Senior Vice President